UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2014

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania	17406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2014, Unilife Medical Solutions, Inc. (the “Borrower”), a subsidiary of Unilife Corporation (the “Company”), entered into the first amendment (the “First Amendment to the Credit Agreement”) to that certain credit agreement dated March 12, 2014 (the “Credit Agreement” and as amended by the First Amendment to the Credit Agreement, the “Amended Credit Agreement”) with ROS Acquisition Offshore LP (together with its affiliates, successors, transferees and assignees, the “Lender”), an affiliate of OrbiMed Advisors, and the first amendment (the “First Amendment to the Royalty Agreement”) to that certain royalty agreement dated March 12, 2014 (the “Royalty Agreement” and as amended by the First Amendment to the Royalty Agreement, the “Amended Royalty Agreement”) with Royalty Opportunities S.À R.L. (“ROS”).

The following are brief summaries of the foregoing agreements.

Amended Credit Agreement

Pursuant to and subject to the terms of the Amended Credit Agreement, on October 1, 2014, the Lender issued a second tranche loan to Borrower in the aggregate principal amount of $10,000,000. A third and final tranche loan of $10,000,000 has been committed by the Lender and will be funded on or prior to December 15, 2014, subject to and in accordance with the terms of the Amended Credit Agreement.

Lender is entitled to receive certain amounts pursuant to the Amended Royalty Agreement as described more fully below. Borrower has also agreed to pay certain out-of-pocket expenses incurred by Lender in connection with the Amended Credit Agreement and all other expenses of the Lender that remained unpaid as of September 30, 2014.

Under the Amended Credit Agreement, Borrower’s prepayments and repayments of any unpaid principal amount of the Loans shall include a 10.0% repayment premium (with certain enumerated exceptions).

The Amended Credit Agreement contains customary representations and warranties in favor of the Lender. The Amended Credit Agreement also contains the following minimum cash receipts covenants: (i) $20,000,000 for the calendar year ended December 31, 2014; (ii) $54,100,000 for the calendar year ended December 31, 2015; (iii) $67,400,000 for the calendar year ended December 31, 2016; (iv) $78,400,000 for the calendar year ended December 31, 2017; (v) $84,000,000 for the calendar year ended December 31, 2018; and (vi) $84,000,000 for the calendar year ended December 31, 2019. The minimum cash receipts for the six months ended June 30, 2015 must also not be less than $20,000,000.

We received net proceeds of approximately $10,000,000 following payment of certain fees and expenses in connection with these transactions.

Amended Royalty Agreement

Pursuant to and subject to the terms of the Amended Royalty Agreement, Borrower has agreed to pay ROS 3.875% on the first $50,000,000 of net sales in each fiscal year, plus 1.500% of net sales in excess of $50,000,000 and up to and including $100,000,000 in each fiscal year, plus 0.375% of net sales in excess of $100,000,000 in each fiscal year. Borrower has the right to buyout the Amended Royalty Agreement at any time on or before March 12, 2018 at a reduced amount. The buy-out amount ranges from $9,750,000 to $26,250,000 (such amount to be determined based on when the buy-out option is exercised), less amounts previously paid by Borrower to ROS pursuant to the Amended Royalty Agreement. Borrower has also agreed to pay certain out-of-pocket expenses incurred by ROS in connection with the Amended Royalty Agreement and all other expenses of ROS that remained unpaid as of September 30, 2014.

The foregoing description of the Amended Credit Agreement and the Amended Royalty Agreement are only summaries of certain terms and agreements discussed herein. These summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Credit Agreement and the Amended Royalty Agreement, each of which will be filed as an exhibit to the Company’s Form 10-Q for the fiscal quarter ending on September 30, 2014. In addition, a description of the Credit Agreement and the Royalty Agreement can be found in the Company’s Current Report on Form 8-K filed on March 14, 2014 and the full text of the Credit Agreement and the Royalty Agreement can be found in the Company’s Form 10-Q filed on May 12, 2014, as amended by the Company’s Form 10-Q/A filed on September 29, 2014.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated in this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: October 3, 2014	By:	/s/ Alan Shortall
Alan Shortall
Chief Executive Officer